UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 2, 2007

                       THE MANAGEMENT NETWORK GROUP, INC.

             (Exact name of registrant as specified in its charter)

           Delaware                        0-27617                48-1129619
          -----------                    ----------             --------------

(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

           7300 College Boulevard, Suite 302, Overland Park, KS 66210

               (Address of principal executive offices)       (Zip Code)

   Registrant's telephone number, including area code       (913) 345-9315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01         Other Events

     On January 2, 2007, we closed the acquisition of 100% of the outstanding common stock of Cartesian Limited, a United Kingdom company ("Cartesian"), originally announced in a current report on Form 8-K filed with the SEC on December 29, 2006.

     The selling shareholders will continue to be employed by and will manage Cartesian after the closing date pursuant to written employment agreements. The selling shareholders' transaction costs in the amount of approximately $390,000 were paid by TMNG. TMNG has assumed all liabilities (including pension liabilities) of Cartesian, subject to certain tax indemnities on the part of the selling shareholders.

     Based upon our analysis of Cartesian and the transaction, we have determined that the transaction did not constitute a business combination involving a significant subsidiary as contemplated by SEC rules and, accordingly, no historical or pro forma financial information regarding Cartesian or the transaction is being provided with this report or by amendment hereto.





                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE MANAGEMENT NETWORK GROUP, INC.
                                                              (Registrant)

Date:  January 8, 2007                  By:   /s/Donald E. Klumb
                                              ----------------------------------
                                              Donald E. Klumb
                                              Vice President and Chief Financial
                                              Officer